EXHIBIT 10.1

EXECUTION VERSION

CONSENT AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This CONSENT AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of May 29, 2015 (this “Amendment”), is entered into by and among THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “PrivateBank”), as administrative agent for the lenders (the “Lenders”) party to the Loan Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”), the Lenders, and each of WESTMORELAND COAL COMPANY, a Delaware corporation (“Westmoreland Parent”), WESTMORELAND ENERGY LLC, a Delaware limited liability company (“Westmoreland Energy”), WESTMORELAND – NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company (“Westmoreland NC”), WEI-ROANOKE VALLEY, INC., a Delaware corporation (“WEI”), WESTMORELAND – ROANOKE VALLEY, L.P., a Delaware limited partnership (“Westmoreland Roanoke”), WESTMORELAND PARTNERS, a Virginia general partnership (“Westmoreland Partners”), WESTMORELAND RESOURCES, INC., a Delaware corporation (“Westmoreland Resources”), WESTMORELAND KEMMERER, INC., a Delaware corporation (“Kemmerer”), WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation (“Coal Sales”), WRI PARTNERS, INC., a Delaware corporation (“WRI”), WCC LAND HOLDING COMPANY, INC., a Delaware corporation (“WCC”), WESTMORELAND CANADA LLC, a Delaware limited liability company (“WC LLC”), WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation (“WES”), WESTMORELAND MINING LLC, a Delaware limited liability company (“WML”), WESTERN ENERGY COMPANY, a Montana corporation (“WECO”), TEXAS WESTMORELAND COAL CO., a Montana corporation (“TWCC”), WESTMORELAND SAVAGE CORPORATION, a Delaware corporation (“Savage”), DAKOTA WESTMORELAND CORPORATION, a Delaware corporation (“Dakota”), and BUCKINGHAM COAL COMPANY, LLC, an Ohio limited liability company (“Buckingham”; together with Westmoreland Parent, Westmoreland Energy, Westmoreland NC, WEI, Westmoreland Roanoke, Westmoreland Partners, Westmoreland Resources, Kemmerer, Coal Sales, WRI, WCC, WC LLC, WES, WML, WECO, TWCC, Savage and Dakota, each a “US Borrower” and collectively, the “US Borrowers”), WESTMORELAND CANADIAN INVESTMENTS L.P., a limited partnership organized and existing under the laws of the Province of Quebec (“WC Investments”), WESTMORELAND CANADA HOLDINGS, INC., a corporation organized and existing under the laws of the Province of Alberta (“Westmoreland Canada”), WESTMORELAND PRAIRIE RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta (“WPR”), PRAIRIE MINES & ROYALTY ULC, an unlimited liability company organized under the laws of the Province of Alberta (“PMRL”), COAL VALLEY RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta (“CVRI”), PRAIRIE COAL LTD., a corporation organized and existing under the laws of the Province of Saskatchewan (“PCL”), WILLOWVAN MINING LTD., a corporation organized and existing under the laws of the Province of Saskatchewan (“Willowvan”), and POPLAR RIVER COAL MINING PARTNERSHIP, a partnership organized and existing under the laws of the Province of Saskatchewan (“PRC”; together with WC Investments, Westmoreland Canada, WPR, PMRL, CVRI, PCL and Willowvan, each a “Canadian Borrower”

and collectively, the “Canadian Borrowers”), and WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands (“WCC BV”).
W I T N E S S E T H:
WHEREAS, the US Borrowers, the Canadian Borrowers, WCC B.V., the Administrative Agent and the Lenders entered into a certain Second Amended and Restated Loan and Security Agreement dated as of December 16, 2014, as amended by that certain Joinder and First Amendment to Second Amended and Restated Loan and Security Agreement dated March 26, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the US Borrowers and the Canadian Borrowers established certain financing arrangements with the Lenders;
WHEREAS, the US Borrowers, the Canadian Borrowers and WCC B.V. have requested that (i) the Lenders consent to the purchase by Westmoreland Parent up to $2,000,000 of warrants issued to Pacific Investment Management, LLC, Tennenbaum Opportunities Partners VI, LLC, Tennanbaum Opportunities Partners V, LP and/or their respective Affiliates (the “Warrant Holders”) with respect to the equity of Westmoreland Resource Partners, LP (the “Warrant Purchase”); and (ii) the Loan Agreement be amended to, among other things, (a) provide for a consolidated fixed charge covenant, and (b) add a $25,000,000 seasonal line increase to be effective June 15 through August 15 of each year to cover semi-annual interest payments due on certain outstanding indebtedness; and
WHEREAS, the Lenders are willing to consent to the Warrant Purchase and revise the Loan Agreement subject to the Borrowers executing and delivering this Amendment to the Administrative Agent and the Lenders.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
Section 1.Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement or the other Loan Documents are inconsistent with the amendments set forth in Section 3 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and its provisions shall be binding on the parties hereto.
Section 2.    Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof:
(a)    Notwithstanding Section 13.4 (Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business),

Section 13.6 (Investments/Loans) or Section 13.9 (Affiliate Transactions) of the Loan Agreement, or any other conflicting term or condition contained in the Loan Documents, Lenders hereby consent to the Warrant Purchase (not to exceed $2,000,000 in the aggregate) to be among the Westmoreland Parent and the Warrant Holders in accordance with the terms of a Warrant Purchase Agreement substantially in the form previously provided to Lenders.
(b)    The foregoing consent is expressly limited to the transactions described above in this Section 2, and shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transactions described above in this Section 2. Lenders have granted the consent set forth in this Section 2 in this particular instance and in light of the facts and circumstance that presently exist, and the grant of such consent shall not constitute a course of dealing or impair Lenders’ right to withhold any similar consent in the future.
Section 3.    Amendments to the Loan Agreement. Subject to the terms and conditions hereof, the Loan Agreement is amended as follows:
(a)    Section 1 of the Loan Agreement is hereby amended by amending and restating, or adding as a matter of first impression, as applicable, the following definitions, in alphabetical order, to read as follows:
“Consolidated EBITDA for any period means, without duplication, the sum of the amount of: (i) Net Income of the Borrowers, plus (ii) the amounts set forth in subsection (2) of the definition of Canadian EBITDA, plus (iii) the amounts set forth in subsection (2) of the definition of US EBITDA, minus (iv) the amounts set forth in subsections (3) and (4) of the definition of Canadian EBITDA, minus (v) the amounts set forth in subsections (3) and (4) of the definition of US EBITDA.”
“Consolidated Fixed Charges for any period means, without duplication, the sum of the amount of US Fixed Charges plus the amount of Canadian Fixed Charges.”
“Maximum Aggregate Loan Amount shall mean an amount equal to the Maximum Canadian Loan Amount plus the Maximum US Loan Amount.”
“Maximum US Loan Amount shall mean (i) between June 15, 2015, and August 15, 2015, Fifty Five Million and No/100 Dollars ($55,000,000) and (ii) at all other times, Thirty Million and No/100 Dollars ($30,000,000), unless otherwise increased in accordance with the terms of Section 2.10 herein. Notwithstanding the foregoing, each calendar year after calendar year 2015, the Borrowers shall have the right to elect to increase the Maximum US Loan Amount to Fifty Five Million and No/100 Dollars ($55,000,000) between June 15 and August 15 of each such year thereafter (any such period relating to an election so made, a “Seasonal Increase Loan Amount Period”), provided, however, no Event of Default shall then exist, the Borrowers shall pay to the Lenders the Seasonal Increase Amendment Fee, and, commencing with the calendar year ending December 31, 2016 and for each calendar year thereafter, the Borrowers shall provide Administrative Agent with 20 days’ prior written notice of any such election.”
“Seasonal Increase Amendment Fee shall have the meaning set forth in Section 4.3.5.”
“Seasonal Increase Loan Amount Period shall have the meaning set forth in the definition of Maximum US Loan Amount.”
(b)    The definition of “Canadian EBITDA” set forth in Section 1 of the Loan Agreement is hereby amended by deleting “and” at the end of subclause (2)(g), adding thereto “and” at the end of subclause (2)(h) and adding the following letter “(i)” and text to the definition immediately after subclause (2)(h):
“(i) cash distributions received by the Canadian Borrowers from Westmoreland Resource Partners, LP,”
(c)    The definition of “Permitted Acquisitions” set forth in Section 1 of the Loan Agreement is hereby amended by amending and restating subclause (g) to read as follows:
“(g) the Borrowers shall have Revolving Loan Availability plus cash on deposit with Administrative Agent subject to a first priority security interest in favor of Administrative Agent of at least $20,000,000 after giving effect to such Acquisition and without giving effect to any Seasonal Increase Loan Amount Period;”
(d)    The definition of “US EBITDA” set forth in Section 1 of the Loan Agreement is hereby amended by deleting “and” at the end of subclause (2)(h), adding thereto “and” at the end of subclause (2)(i) and adding the following letter “(j)” and text to the definition immediately after subclause (2)(i):
“(i) cash distributions received by the US Borrowers from Westmoreland Resource Partners, LP,”
(e)    A new Section 4.3.5 is hereby added to the Loan Agreement to read as follows:
“4.3.5    Seasonal Increase Amendment Fee. Borrowers shall pay to Administrative Agent a Forty Thousand and No/100 Dollar ($40,000) amendment fee at the commencement of each Seasonal Increase Loan Amount Period (each a “Seasonal Increase Amendment Fee”), which amendment fee shall be allocated to each Lender based on its Pro Rata Share at the time of such increase.”

(f)    Section 14.1 of the Loan Agreement is hereby amended and restated to read as follows:
(g)    “14.1    Fixed Charge Coverage.
14.1.1 US Consolidated Fixed Charge Coverage. Westmoreland Parent and its US Subsidiaries shall not permit the ratio of US EBITDA to US Fixed Charges for each period of four consecutive quarters to be less than 0.9:1.0 tested on the last day of each quarter beginning with the quarterly period ending June 30, 2015.
(h)    14.1.2 Canadian Consolidated Fixed Charge Coverage. The Canadian Borrowers shall not permit the ratio of Canadian EBITDA to Canadian Fixed Charges for each period of four consecutive quarters to be less than 0.9:1.0 tested on the last day of each quarter beginning with the quarterly period ending June 30, 2015.
14.1.3 Consolidated Fixed Charge Coverage. Westmoreland Parent, its US Subsidiaries and the Canadian Borrowers shall not permit the ratio of Consolidated EBITDA to Consolidated Fixed Charges for each period of four consecutive quarters to be less than 1.15:1.0 tested on the last day of each quarter beginning with the quarterly period ending June 30, 2015.”
(i)    Annex 1 (Commitments) of the Loan Agreement is hereby amended and restated to read as follows:
ANNEX 1 – COMMITMENTS

Lender	US Revolving Loan Commitment	Canadian Revolving Loan Commitment
The PrivateBank and Trust Company	(i) $15,000,000 OR (ii) $27,500,000 between June 15, 2015, and August 15, 2015 and during any Seasonal Increase Loan Amount Period	$10,000,000
Bank of the West	(i) $15,000,000 OR (ii) $27,500,000 between June 15, 2015, and August 15, 2015 and during any Seasonal Increase Loan Amount Period	$10,000,000
Total	(i) $30,000,000 OR (ii) $55,000,000 between June 15, 2015, and August 15, 2015 and during any Seasonal Increase Loan Amount Period	$20,000,000

Section 4.    Effectiveness Conditions. The amendments and other agreements set forth herein shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of the Administrative Agent in its sole discretion:
(a)    Receipt by the Administrative Agent from each of the Lenders, the Administrative Agent and Borrowers, of a counterpart of this Amendment signed on behalf of such party;
(b)    Receipt by the Administrative Agent of the Seasonal Increase Amendment Fee from the Borrowers; and
(c)    Receipt by the Administrative Agent of the documents, instruments, certificates and opinions identified on the closing checklist attached hereto as Exhibit A.
Section 5.    Representations and Warranties; No Default.
(a)    The representations and warranties of the Borrowers set forth in Section 11 of the Loan Agreement shall be deemed made or remade, as applicable, by each Borrower as of the date hereof, and shall be true and correct in all material respects as of the date hereof, except to the extent that such representation or warranty expressly relates to a specified earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.
(b)    Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
(i)    The execution and delivery by such Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its organizational powers, (ii) have been authorized by all necessary organizational action and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or contract to which such Borrower is a party or by which the property of such Borrower is bound, or be in violation of, result in a breach of, or constitute with due notice and/or lapse of time a default under any such indenture, agreement or contract, which contravention, violation or breach would reasonably be expected to have a Material Adverse Effect or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower (other than Permitted Liens); and
(ii)    No Default or Event of Default has occurred and is continuing.
Section 6.    Affirmation. Except as specifically amended pursuant to the terms hereof, the Loan Agreement and the other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Borrowers. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, there are no claims, counterclaims, offsets or defenses arising out of or with respect to the Obligations. Each Borrower hereby confirms its existing grant to the Administrative Agent, for its benefit and the benefit of the Lenders, of a lien on and security interest in the Collateral. Each Borrower hereby reaffirms that all liens and security interests at any time granted by it to the Administrative Agent, for its benefit and the benefit of the Lenders, continue in full force and effect and secure and shall continue to secure the Obligations, after giving effect to the increase of the Maximum US Loan Amount during any Seasonal Increase Loan Amount Period. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of the Administrative Agent’s existing security interest in and liens upon the Collateral. Any and all references to the Loan Agreement in each of the Loan Documents shall be deemed to refer to and include this Amendment.
Section 7.    Fees and Expenses. Each Borrower agrees to comply with Section 4.3.4 of the Loan Agreement, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.
Section 8.    Miscellaneous.
(a)    Each Borrower hereby agrees to take all such actions and to execute and/or deliver to the Administrative Agent all such documents, assignments, financing statements and other documents as the Administrative Agent may reasonably require from time to time, to effectuate and implement the purposes of this Amendment and the other Loan Documents.
(b)    This Amendment shall be binding on and shall inure to the benefit of the Borrowers, the Administrative Agent, the Lenders and their respective successors and (to the extent permitted under the Loan Agreement) assigns. No rights are intended to be created hereunder for the benefit of any third-party donee, creditor or incidental beneficiary.
(c)    Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(d)    The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(e)    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Execution and delivery by facsimile or other electronic transmission shall bind the undersigned. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.
(f)    No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(g)    The terms and conditions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois excluding conflict of laws statutes or common law principles that would result in the application of laws other than the internal laws of the State of Illinois.
(h)    EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THE EXECUTION OR ACCEPTANCE OF THIS AMENDMENT, WAIVES ITS AND THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.
[SIGNATURE PAGES FOLLOW]

(Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and First Amendment to Second Amended and Restated Loan and Security Agreement as of the date first above written.

US BORROWERS:	WESTMORELAND COAL COMPANY, a Delaware corporation By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary
WESTMORELAND ENERGY LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND – NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WEI-ROANOKE VALLEY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND – ROANOKE VALLEY, L.P., a Delaware limited partnership By: WEI-Roanoke Valley, Inc., its general partner By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

(Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement)

US BORROWERS:
WESTMORELAND PARTNERS, a Virginia general partnership
By: Westmoreland-Roanoke Valley, L.P., its general partner
   By: WEI-Roanoke Valley, Inc.,
its general partner
   By:  /s/ Samuel N. Hagreen                       Samuel N. Hagreen
Secretary
By: Westmoreland-North Carolina Power, L.L.C., its general partner
By:  /s/ Samuel N. Hagreen                       Samuel N. Hagreen
Secretary

WESTMORELAND RESOURCES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND KEMMERER, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
US BORROWERS:	WRI PARTNERS, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

(Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement)

WCC LAND HOLDING COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND CANADA LLC, a Delaware limited liability company By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary
WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND MINING LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTERN ENERGY COMPANY, a Montana corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
US BORROWERS:	TEXAS WESTMORELAND COAL CO., a Montana corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND SAVAGE CORPORATION, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

(Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement)

DAKOTA WESTMORELAND CORPORATION, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
BUCKINGHAM COAL COMPANY, LLC, an Ohio limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
CANADIAN BORROWERS:
WESTMORELAND CANADIAN INVESTMENTS, L.P., a limited partnership organized and existing under the laws of the Province of Quebec
By: Westmoreland Canada LLC,
its general partner
By:  /s/ Jennifer S. Grafton                  Jennifer S. Grafton
Secretary

WESTMORELAND CANADA HOLDINGS, INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary
CANADIAN BORROWERS:	WESTMORELAND PRAIRIE RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary

(Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement)

PRAIRIE MINES & ROYALTY ULC, an unlimited liability company organized under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary
COAL VALLEY RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary
PRAIRIE COAL LTD., a corporation organized and existing under the laws of the Province of Saskatchewan By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary
WILLOWVAN MINING LTD., a corporation organized and existing under the laws of the Province of Saskatchewan By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary
CANADIAN BORROWERS:
POPLAR RIVER COAL MINING PARTNERSHIP, a partnership organized and existing under the laws of the Province of Saskatchewan
By: Prairie Mines & Royalty ULC,
   its partner
By:  /s/ Jennifer S. Grafton                     Jennifer S. Grafton
Assistant Secretary

(Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement)

WCC BV:
WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands
By:  /s/ Jason William Veenstra                Jason William Veenstra
Managing Director A
By: /s/ R.H.W. Funnekotter                   R.H.W. Funnekotter
Managing Director B

(Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement)

ADMINISTRATIVE AGENT AND A LENDER:	THE PRIVATEBANK AND TRUST COMPANY By: /s/ Douglas Colletti Douglas Colletti Managing Director

(Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement)

LENDER:	BANK OF THE WEST By: /s/ Mark Sunderland Mark Sunderland Vice President

EXHIBIT A
Closing Checklist
(See attached)